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                                                                     EXHIBIT 5.1

                                  GARY M. SMITH
                        Watterson Tower West - Suite 1020
                                1040 Bishop Lane
                           Louisville, Kentucky 40218
                                  502.454.4850

                                                        April 29, 2004

Board of Directors
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, KY 40509

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         Reference is made to the registration statement (the "Registration Statement") of Daugherty Resources, Inc., a British Columbia corporation (the "Company"), on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time by the selling stockholders named therein of up to an aggregate of 1,305,525 shares of Common Stock, no par value, of the Company (the "Shares") issued in a private placement (the "Private Placement") and issuable upon exercise of related common stock purchase warrants (the "Warrants").

         We have examined the Registration Statement, the Amended and Restated Memorandum and the By-laws of the Company, the Warrants and agreements entered in connection with the issuance of the Shares, the Company's records of corporate proceedings for the authorization, issuance and sale of the Shares and the Warrants and such other records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Based upon the foregoing, it is our opinion that:

         1. The Company is duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

         2. The Shares issued in the Private Placement have been duly authorized and are validly issued, fully paid and nonassessable. The Shares issuable upon exercise of the Warrants have been duly authorized and, when issued in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Gary M. Smith
                                                        -----------------
                                                        Gary M. Smith,
                                                        Attorney at Law